Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Juniper Pharmaceuticals, Inc.

Boston, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 2015, relating to the consolidated financial statements of Juniper Pharmaceuticals, Inc. (formerly Columbia Laboratories, Inc.) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ BDO USA, LLP
Boston, Massachusetts
July 17, 2015